                              CREDIT AGREEMENT

                               BY AND BETWEEN

                             THE OILGEAR COMPANY

                                     AND

                         M&I MARSHALL & ILSLEY BANK

                         DATED AS OF OCTOBER 1, 1997

                              CREDIT AGREEMENT

         This Agreement, dated as of October 1, 1997 is entered into between The Oilgear Company, a Wisconsin corporation (herein called the "Borrower") and M&I Marshall & Ilsley Bank, Milwaukee, Wisconsin, a banking corporation organized and existing under the laws of the State of Wisconsin (herein called the "Bank").

                                 WITNESSETH:

         WHEREAS, the County of Dodge, Nebraska (the "Issuer") intends to issue its Variable Rate Demand Development Revenue Bonds, Series 1997 (The Oilgear Company Project) in the aggregate principal amount of $4,000,000 (the "Bonds") pursuant to a Trust Indenture (the "Indenture") dated as of October 1, 1997, between the Issuer and Norwest Bank Wisconsin, National Association, as Trustee (the "Trustee"); and

         WHEREAS, the proceeds derived from the issuance of the Bonds will be applied pursuant to a Lease Agreement between the Issuer and the Borrower dated as of October 1, 1997 (the "Bond Lease Agreement") to finance costs related to expansion of the manufacturing facilities located in Dodge County, Nebraska which are operated by the Borrower and the acquisition and installation of equipment for such facilities (the "Project") and it is understood that the Project is leased by the Issuer to the Borrower pursuant to the Bond Lease Agreement and that the Borrower has the option to purchase the Project at the end of the Bond Lease Agreement provided that all payments have been made on the Bonds; and

         WHEREAS, the Bonds are secured under the Indenture by an assignment and pledge to the Trustee of the Issuer's right, title and interest in the Bond Lease Agreement; and

         WHEREAS, in order to enhance the marketability of the Bonds and thereby achieve interest costs and other savings, the Borrower has requested the Bank to issue its irrevocable letter of credit in an amount of $4,138,083 in favor of the Trustee; and

         WHEREAS, the Bank is willing to issue its letter of credit to secure the Bonds in accordance with the terms set forth in this Agreement;

         NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

         Section 1. Certain Definitions. The following terms when used in this Agreement shall have the following meanings:

         "Agreement" means this Credit Agreement, together with the exhibits attached hereto, as the same shall be amended from time to time in accordance with the terms hereof.

         "Bank" means M&I Marshall & Ilsley Bank, Milwaukee, Wisconsin, a banking corporation organized and existing under the laws of the State of Wisconsin.

         "Bond Lease Agreement" means the Lease Agreement dated as of October 1, 1997, between the Issuer and the Borrower, as amended from time to time.

         "Bonds" means the County of Dodge, Nebraska Variable Rate Demand Development Revenue Bonds, Series 1997 (The Oilgear Company Project) issued under the Indenture in the aggregate principal amount of $4,000,000.

         "Borrower" means The Oilgear Company, a Wisconsin corporation.

         "Borrower Payment Date" means the last business day prior to the date the Bank is required to honor any draft presented under the Letter of Credit.

         "Borrower's Documents" means the Credit Agreement, the Security Agreement and the Pledge Agreement.

         "Building Lease" means the Building Improvement Lease Agreement dated as of October 1, 1997 between the Issuer and the Borrower.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Documents" shall mean the Security Agreement, the Pledge Agreement and such other guaranties, security agreements, mortgages and other credit enhancements as may be executed from time to time by the Borrower or others in favor of the Bank in connection with this Credit Agreement.

         "Default" shall mean any event which if it continues uncured will, with lapse of time or notice or lapse and notice, constitute an Event of Default.

         "Environmental Assessment" means a review for the purpose of determining whether the Borrower is in compliance with all Environmental Laws and whether there exists any condition or circumstance which requires or will require an investigation, clean-up, removal or other remedial action under Environmental Laws on the part of the Borrower, including, but not limited to, some or all of the following: (a) on-site inspection, including review of site geology, hydrogeology, demography, land use and population; (b) taking and analyzing soil borings, installing ground water monitoring wells and analyzing samples taken from such wells; (c) reviewing plant permits, compliance records and regulatory correspondence and interviewing enforcement staff at regulatory agencies; (d) reviewing the operations, procedures and documentation of the Borrower; (e) interviewing past and present employees of the Borrower; and (f) reviewing all records and information regarding the past activities of prior owners and prior or current tenants of Borrower's Facilities.

         "Environmental Laws" means all Laws, judgments, decrees, permits, licenses, agreements and other governmental restrictions, now or at any time hereafter in effect, relating to (a) the emission, discharge or release of pollutants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances, materials or wastes into the environment, or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes, or (c) the investigation, clean-up or remediation thereof. These Environmental Laws shall include but not be limited to the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act of 1986, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect and local health department ordinances.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and as in effect from time to time.

         "Event of Default" means any of the events described in Section 8.

         "Facilities" means all facilities owned or operated and all real estate, property and other assets owned by the Borrower.

         "Indebtedness" means all liabilities or obligations of the Borrower, whether primary or secondary or absolute or contingent or secured or unsecured;
(a) for borrowed money or for the deferred purchase price of property or services (excluding trade obligations incurred in the ordinary course of business, which are not the result of any borrowing); (b) as lessee under leases that have been or should be capitalized according to generally accepted accounting principles; (c) evidenced by notes, bonds, debentures or similar obligations; (d) under any guaranty or endorsement (other than in connection with the deposit and collection of checks in the ordinary course of business), and other contingent obligations to purchase, provide funds for payment, supply funds to invest in any Person, or otherwise assure a creditor against loss; or
(e) secured by any Liens on assets of the Borrower, whether or not the obligations secured have been assumed by the Borrower.

         "Indenture" means the Trust Indenture dated as of October 1, 1997, between the Issuer and the Trustee, pursuant to which the Issuer has issued the Bonds, the proceeds from which constitute the source of funds which will finance the Project.

         "Issuance Date" shall have the meaning ascribed to it in Section 2.

         "Issuer" means the County of Dodge, Nebraska.

         "Law" shall mean any federal, state, local or other law, rule, regulation or governmental requirement of any kind, and the rules, regulations, written interpretations and orders promulgated thereunder.

         "Letter of Credit" shall have the meaning ascribed to it in Section 2.

         "Lien" shall mean, with respect to any asset: (a) any mortgage, pledge, lien, charge, security interest or encumbrance of any kind; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

         "Oilgear Loan Agreement" means the Loan Agreement between the Borrower and the Bank dated as of September 28, 1990 as amended and restated as of June 17, 1996, and as such Loan Agreement has been or may be subsequently amended or amended and restated from time to time and any successor loan agreement between the Borrower and the Bank, as amended from time to time.

         "Opinion of Borrower's Counsel" means the opinion of counsel for the Borrower in the form of Exhibit C hereto.

         "Outstanding Credit" means at any date the sum of (i) the aggregate unpaid principal amount of the Bonds on such date (taking into account Bond redemptions, but not Bond purchases) and (ii) 105 days' accrued interest on the Bonds at the rate of 12% per annum.

         "Pledge Agreement" shall mean the Pledge and Security Agreement dated as of October 1, 1997 from the Borrower to the Bank securing the Borrower's obligations under this Agreement, as the same may be amended and supplemented from time to time.

         "Person" means an individual, partnership, corporation, trust, unincorporated organization, limited liability partnership or company and a government or any department or agency thereof.

         "Prime Rate" means the rate of interest adopted by M&I Marshall & Ilsley Bank from time to time as its base rate for interest determinations.

         "Project" means the project being financed with the proceeds of the Bonds which is the construction of an approximately 33,000 square foot addition to the manufacturing facility in Dodge County, Nebraska which is operated by the Borrower and the purchase of equipment for such facilities.

         "Security Agreement" means the Security Agreement dated as of May 1, 1994 as amended and restated on July 15, 1994 and as amended and restated as of October 1, 1997, from the Borrower to the Bank, as the same may be amended and supplemented from time to time.

         "Subsidiary" shall mean any corporation, more than fifty percent of the outstanding stock of which (of any class or classes, however designated, having ordinary voting power for the election of at least a majority of the members of the board of directors of such corporation, other than stock having such power only by reason of the happening of a contingency) shall at the time be owned by the Borrower directly or through one or more Subsidiaries.

         "Trustee" means Norwest Bank Wisconsin, National Association and any successor Trustee under the Indenture.

         Section 2. Commitment of the Bank. Subject to the terms and conditions of this Agreement, the Bank agrees to issue, on the date of closing of the Bonds, for the account of the Borrower an irrevocable direct pay letter of credit in the form set forth in Exhibit A (herein called the "Letter of Credit") in favor of the Trustee in the maximum amount of $4,138,083. The date of issuance of the Letter of Credit shall be herein called the "Issuance Date." The Letter of Credit has an expiration date of October 15, 2007.

        Notwithstanding any other provision of this Agreement, the Letter of Credit shall not be required to be issued hereunder if on the Issuance Date the payments due under Section 4(a) have not been made or the conditions set forth in Section 7 hereof have not been complied with.

         Section 3.  Payment of Draft Under the Letter of Credit.

                  (a) The Borrower agrees to pay the Bank, at its office at 770 North Water Street, Milwaukee, Wisconsin, in immediately available funds not later than 10:00 a.m., Milwaukee time, on each Borrower Payment Date (except in the case of the purchase of Bonds, the Borrower shall pay at the times provided in Section 3(g) hereof) the amount required to be paid by the Bank pursuant to a draft presented to the Bank under the Letter of Credit.
This obligation of the Borrower shall be unconditional and the Borrower may not dispute whether payment of any draft by the Bank is proper and, without limiting the foregoing, this obligation of the Borrower shall apply (i) whether or not any of the representations and warranties contained in the certificates presented with such draft by the Trustee are false or disputed by the Borrower or (ii) whether or not the draft is presented as a result of an event of default under the Indenture resulting from notification to the Trustee by the Bank that it has determined that an "Event of Default" has occurred hereunder, notwithstanding that such determination may be disputed by the Borrower. In the event the Borrower fails to pay the Bank on any

Borrower Payment Date the amount of any draft to be honored by the Bank under the Letter of Credit, then the Borrower, in addition to remaining liable for the immediate payment of such amount, shall pay interest to the Bank on such unpaid amount at a rate per annum equal to 2% plus the Prime Rate from time to time in effect from the Borrower's Payment Date until the amount then due, including accrued interest, is paid in full to the Bank by or on behalf of the Borrower. Such rate of interest shall change as and when the Bank changes the Prime Rate, and all such interest shall be calculated on the basis of a year consisting of 360 days so that at any point in time during each year from the date the Borrower fails to pay the amount owed, the interest accrued shall be determined by multiplying the unpaid amount times the interest rate times a fraction of which the numerator is the actual number of days elapsed and of which the denominator is 360.

                  (b) All payments owed by the Borrower to the Bank under this Agreement shall be made without any setoff or counterclaim and free and clear of any restrictions or conditions and free and clear of and without deduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed by any governmental or other authority. If the Borrower is compelled by law to make any such deductions or withholdings it will pay such additional amounts as may be necessary in order that the net amount received by the Bank after such deductions or withholdings shall equal the amount it would have received had no such deductions or withholdings been required to be made, and it will provide the Bank with evidence satisfactory to the Bank that it has paid such deductions or withholdings.

                  (c) If any sum becomes due for payment hereunder on a Saturday, Sunday or other legal holiday for banks in Wisconsin, such payment shall be made on the next succeeding business day of the Bank and interest shall be adjusted accordingly.

                  (d) In addition to and not in limitation of all rights of offset that the Bank may have under applicable law, the Bank shall, upon the occurrence of any Event of Default, have the right to offset and apply to the payment of the amounts owing by the Borrower to the Bank hereunder any and all balances, credits, deposits, accounts or moneys then or thereafter held by the Bank for the Borrower.

                  (e) The Borrower assumes all risks of the acts or omissions of the Trustee and any beneficiary or transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee and any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereof, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudu-lent or forged; (c) payment by the Bank in good faith made against presentation of documents which substantially comply with the terms of the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; except only that the Borrower shall have a claim against the Bank, and the Bank shall be liable to the Borrower, to the extent, of damages suffered by the Borrower which the Borrower proves were caused by
(i) the Bank's misconduct or negligence or (ii) the Bank's wrongful failure to pay under the Letter of Credit after the presentation to it by the Trustee or a successor trustee under the Indenture of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  (f) The Borrower authorizes the Bank, without any authorization other than that contained in this sentence, to automatically withdraw from any account which the Borrower then has at the Bank or any affiliate of the Bank the amounts necessary to pay any amounts due under Sections 3 and 4 of this Agreement.

                  (g) In the event the Bank purchases or is deemed to have purchased Bonds for the account of the Borrower pursuant to Sections 409 and 1201(d) of the Indenture, beneficial ownership of such Bonds (if in book-entry form) or the certificates representing such Bonds (if in certificated form) shall be transferred and delivered to or at the direction of the Bank. Such Bonds are called the "Company Bonds" under the Indenture. Pursuant to Section 306 of the Indenture, the Trustee shall register all Company Bonds in the name of the Bank as pledgee or in a manner directed by the Bank pursuant to the provisions of the Uniform Commercial Code or cause the Bank to be registered as the beneficial owner. Such Company Bonds shall be delivered by the Trustee to or upon the order of the Bank as the Bank shall direct the Trustee. The Borrower hereby pledges such Company Bonds to the Bank and grants to Bank a security interest therein as additional collateral for the Borrower's obligations hereunder. The Borrower also hereby grants to the Bank a security interest in the Borrower's right, title and interest in and to the Bond Purchase Account (as defined in the Indenture) to secure the Borrower's obligations hereunder. Upon reimbursement of the Bank for the purchase price paid by it for such Bonds (for the account of the Borrower) from the proceeds of a remarketing of the Bonds in accordance with the terms of the Indenture, then the Bank shall resell such Bonds to such purchaser and, in connection therewith the Bank shall transfer beneficial ownership of such purchased or remarketed Bonds (and deliver the certificates representing such purchased or remarketed Bonds, endorsed in blank, in the case of certificated Bonds) to the purchaser thereof; provided, however, that prior to or concurrently with any such resale the Borrower shall pay or cause to be paid to the Bank interest on the principal amount of such Bonds being sold, at the interest rates described in the following paragraph for the period from the date of purchase of such Bonds by the Bank (for the account of the Borrower) through and including the date of sale by the Bank.

         In the event that the Letter of Credit has been drawn upon to fund the Purchase Price (as defined in the Indenture) of Bonds pursuant to Section 1201(d) of the Indenture relating to Bonds tendered by the Bondholder which have not been successfully remarketed, the Borrower, at its option, need not immediately reimburse the Bank for such Letter of Credit draw; however, if the Borrower elects not to immediately reimburse the Bank, the Borrower shall pay the Bank interest on any such Letter of Credit draw amount which has not been reimbursed at the Prime Rate, payable on the first day of each month following such draw, from the date of the draw until the date on which the draw amount has been reimbursed; provided, however, that each draw which was used to purchase Bonds must be reimbursed by the Borrower to the Bank on or before the earlier of (a) the date which is 30 days after the date of the draw under the Letter of Credit which is used to purchase Bonds or (b) the date on which all amounts due hereunder have been accelerated pursuant to Section 9(a) hereof.
In the event that any such draw is not reimbursed on the due date, such overdue amount will bear interest at the Prime Rate plus two percent.

         Section 4.  Letter of Credit Fee.

                  (a) On or prior to the Issuance Date the Borrower agrees to pay to the Bank (i) a nonrefundable commitment fee equal to one-half percent of the Outstanding Credit on the Issuance Date, and (ii) an amount equal to three-fourths percent (0.75%) of the Outstanding Credit on the Issuance Date multiplied by a fraction of which the numerator is the number of days from and including the Issuance Date through October 15, 1998, and the denominator is 360.

                  (b) The Borrower further agrees to pay the Bank annually in advance on each October 16, beginning October 16, 1998, a Letter of Credit fee equal to three-fourths percent (0.75%) of the Outstanding Credit on such October 16.

                  (c) In the event any change in any federal or state law, rule, regulation or governmental requirement of any kind or in the rules, regulations, interpretations (judicial or otherwise) and orders promulgated thereunder shall impose, modify or make applicable any reserve, premium payment, capital adequacy, special deposit or similar requirement against the Letter of Credit or impose on the Bank any other condition regarding the Letter of Credit, and the result of any such event shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit, then the Borrower shall pay to the Bank on demand from time to time such additional amounts as shall, in the Bank's reasonable judgment, be sufficient to compensate the Bank for such increased cost.

                  (d) Each time the Letter of Credit is transferred or reissued, as provided by its terms, the Borrower shall pay the Bank a transfer fee of $500 plus all of the Bank's out-of-pocket expenses, including, but not limited to, reasonable attorneys' fees.

                  (e) The Borrower also agrees to pay to the Bank on each Borrower Payment Date or, in the event the Letter of Credit has been drawn on to cover a purchase of Bonds then on the date on which the draw has been made, a fee for processing the draft presented to the Bank under the Letter of Credit. The amount of the processing fee is currently $250 per draft in the event that the documents presented strictly conform to the requirements of the Letter of Credit and $500 per draft in the event that the documents do not so strictly conform.

         Section 5. Warranties. To induce the Bank to issue the Letter of Credit hereunder, the Borrower represents and warrants to the Bank that:

                  (a) The Borrower is a corporation duly organized and validly existing under the laws of the State of Wisconsin and is qualified to transact business in and exists in the States of Wisconsin and Nebraska and in each jurisdiction in which failure to do so would have a material adverse effect on its business or financial condition with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted or as presently contemplated, and no proceedings looking toward its liquidation, dissolution or winding-up have been commenced or contemplated.

                  (b) The Borrower is duly authorized under the laws of the State of Wisconsin and all other applicable provisions of law to execute and deliver this Agreement and the Borrower's Documents and perform its obligations thereunder and all action on its part necessary for the valid execution and delivery of this Agreement and the Borrower's Documents and performance of its obligations thereunder has been duly and effectively taken and this Agreement and each of the Borrower's Documents are valid and binding upon the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and general principles of equity regardless of whether the proceeding is in equity or at law.

                  (c) All financial statements and other documents with respect to the financial condition of the Borrower and its Subsidiaries presented to the Bank are accurate and complete, were prepared in accordance with generally accepted accounting principles consistently applied throughout all periods and fairly present the financial condition and results of operation of the Borrower and its Subsidiaries for the periods and as of the relevant dates thereof, and there has been no subsequent material adverse change in the business, properties or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the latest of such financial statements. The Borrower has no knowledge of any material liabilities of any nature not disclosed in writing to the Bank.

                  (d) There are no actions, suits, investigations or proceedings pending before any court or administrative agency or governmental body, or to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any of their assets which would, if adversely determined, materially and adversely affect the financial condition of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement or the other Borrower's Documents.

                  (e) The Borrower is not in violation of any laws, ordinances or governmental rules or regulations to which it is subject and the Borrower has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary for the construction, operation and ownership of its Facilities, including the Project, or conduct of its business which violation or failure to obtain might materially adversely affect the financial condition, properties, prospects, profits or business of the Borrower or its Subsidiaries, taken as a whole, or the Borrower's ability to perform its obligations under this Agreement or the other Borrower's Documents.

                  (f) None of the assets or properties of the Borrower is subject to any lien except for liens permitted under the Oilgear Loan Agreement.

                  (g) Neither the execution and delivery of this Agreement or any other Borrower's Documents, nor compliance with the terms, conditions and provisions of such documents would conflict with or result in the breach of or constitute a default under any indenture, mortgage, lien, agreement, contract, deed, lease, loan agreement, note, order, judgment, decree or other instrument or restriction of any kind or character to which the Borrower is a party or by which it is bound, or to which any of the Borrower's assets is subject, nor is the Borrower in violation of or in default under any of the documents described in this paragraph.

                  (h) The Borrower is not in default in the payment of the principal of or interest on any of its indebtedness for borrowed money or in default under any instrument or instruments or agreements under and subject to which any indebtedness for borrowed money has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time, or with the giving of notice, or both would constitute an event of default thereunder or an Event of Default under this Agreement or any of the Borrower's Documents.

                  (i) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or

"carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Borrower will not use any part of the proceeds of the Bonds for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U or X of such Board of Governors, as the same may be amended, supplemented or modified from time to time.

                  (j) The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (k) The Borrower has filed all federal, state, foreign and local tax returns which are required to be filed, and has paid or made provisions for the payment of all taxes owed by it and no material tax deficiencies have been proposed or assessed against the Borrower.

                  (l) Neither the Borrower nor any Subsidiary is a party to, nor so far as is known to the officers of the Borrower is there any threat of, any litigation or administrative proceeding which, if adversely determined, would cause any material adverse change in the assets and properties of, or any material impairment of the right to carry on the business as now conducted by, or would cause any material adverse effect on the financial condition of, the Borrower and the Subsidiaries taken as a whole.

                  (m) All information, certificates or statements by the Borrower given in, or pursuant to, this Agreement shall be accurate, true and complete in all material respects when given.

                  (n) The Borrower has only the Subsidiaries described in the Oilgear Loan Agreement.

                  (o) Except for the unfunded liabilities described in its financial statements, the Borrower has no knowledge that (a)any plan is in non-compliance in any material respect with the applicable provisions of ERISA; or (b) the Borrower or any Subsidiary has incurred any "accumulated funding deficiency" within the meaning of Section 302(a)(2) of ERISA in connection with any Plan.

                  (p) With respect to any period during which the Borrower occupies its Facilities and, to the Borrower's knowledge after reasonable investigation, with respect to the time before the Borrower occupied its Facilities, no Person has caused or permitted petroleum products or hazardous substances or other materials to be stored, deposited, treated, recycled or disposed of on, under or at the Facilities, which materials, if known to be present, might require investigation, clean-up, removal or some other remedial action under Environmental Laws, except those materials used in the Borrower's business and stored and disposed of in compliance with Environmental Laws.

                  (q) There are not now nor, to the Borrower's knowledge after reasonable investigation, have there ever been tanks, containers or other vessels on, under or at its Facilities that contained petroleum products or hazardous substances or other materials which, if known to be present in soils or ground water, might require investigation, clean-up, removal or some other remedial action under Environmental Laws.

                  (r) To the Borrower's knowledge after reasonable investigation, there are no conditions existing currently or likely to exist during the term of this Agreement that would subject the Borrower to damages, penalties, injunctive relief or clean-up costs under any Environmental Laws, or that might require investigation, clean-up, removal or some other remedial action by the Borrower under Environmental Laws.

                  (s) No judgment, decree, order or citation related to or arising out of Environmental Laws is applicable to or binds the Borrower or its
Facilities or to the Borrower's knowledge,   the owner of any of the
Facilities.

                  (t) All permits, licenses and approvals (the "Approvals") required under Environmental Laws necessary for the Borrower to operate its Facilities and for the Borrower to conduct its business as now conducted or proposed to be conducted have been obtained and are in full force and effect.

         Section 6. Covenants. So long as the Letter of Credit is outstanding, and thereafter until all obligations of the Borrower to the Bank under this Agreement and the other Borrower's Documents shall have been paid and performed in full, the Borrower covenants and agrees with the Bank as follows:

                  (a) Oilgear Loan Agreement Covenants. From and after the date hereof and so long as this Credit Agreement is in effect, except to the extent compliance in any case or cases is waived in writing by the Bank, the Borrower will, for the benefit of the Bank, comply with, abide by, and be restricted by all the agreements, covenants, obligations and undertakings contained in the Oilgear Loan Agreement, inclusive, regardless of whether any indebtedness is now or hereafter remains outstanding thereunder, or the Oilgear Loan Agreement shall have terminated, all of which provisions, together with the related definitions, exhibits and ancillary provisions, are incorporated herein by reference, mutatis mutandis, and made a part hereof to the same extent and with the same form and effect as if the same had been herein set forth in their entirety, and will be deemed to continue in effect for the benefit of the Bank irrespective of whether the Oilgear Loan Agreement remains in effect, after giving effect to any amendment or modification of such provisions or any waiver of compliance therewith, each such amendment, modification or waiver constituting an amendment, modification or waiver of the provisions thereof as incorporated herein; provided, that said provisions for purposes of the incorporation described herein shall be amended in the following respects:

                           (i) the term "M&I" appearing in said provisions shall mean and refer to the Bank;

                           (ii) the term "Default" and "Event of Default" appearing in said provisions shall mean and refer to a Default and an Event of Default, respectively, as defined in this Credit Agreement;

                           (ii) the term "Company" appearing in said provisions shall mean and refer to the Borrower;

                           (iv) the term "Agreement" or "Loan Agreement" appearing in said provisions shall mean and refer to this Credit Agreement; and

                           (v)      the term "herein" appearing in said
         provision shall mean and refer to this Credit Agreement.

         Other than as hereinabove amended, any terms contained in the provisions of the Oilgear Loan Agreement incorporated herein which are defined in the Credit Agreement shall have the same meaning as in the Credit Agreement.

                  (b) The Borrower shall furnish to the Bank such information respecting the business, assets and financial condition of the Borrower as the Bank may reasonably request.

                  (c) The Borrower shall maintain complete books and records which fairly present the transactions and financial condition of the Borrower and permit access by the Bank to such books and records and to its books and records relating to the Project.

                  (d) The Borrower shall maintain or cause to be maintained such insurance as may be required by Law, the Collateral Documents and such other insurance to such extent and against such hazards and liabilities as is customarily maintained by persons similarly situated. The Borrower shall at all times maintain in effect and furnish the Bank with insurance policies and proof of payment of premiums as follows:

                  (1) During the process of construction, policies of builder's risk completed value nonreporting form of fire, extended coverage, vandalism and malicious mischief hazard insurance covering the Project in at least the amount of the estimated cost of completing the Project.

                  (2) Public liability insurance cover its Facilities with combined single limits for bodily injury, property damage and personal injury of One Million Dollars ($1,000,000) per accident or occurrence, with a $2,000,000 aggregate limit, with provision that such coverage shall not be terminated without thirty (30) days' prior written notice to the Bank, and such other special coverages as the Bank, in its discretion, may require.

                  (3) Upon substantial completion of construction of the Project, and at all times with respect to the Borrower's other Facilities and equipment, fire, extended coverage, vandalism and malicious mischief hazard insurance in an amount equal to the full replacement value of the property, with loss payable endorsements in favor of the Bank or assigns with respect to equipment with provision that such coverage will not be terminated without thirty (30) days' prior written notice to the Bank.

                  (4) Borrower shall cause appropriate workmen's compensation coverage to be maintained in force at all times, and upon request of the Bank, shall furnish the Bank evidence of same.

                  (e) The Borrower shall not permit any Liens to be placed on the equipment financed in whole or in part with Bond proceeds except for Liens to the Bank and the Bond Lease Agreement.

                  (f) The Borrower shall not sell, lease, transfer or otherwise dispose of any of the equipment financed in whole or in part with Bond proceeds without receiving the prior written consent of the Bank.

                  (g) The Borrower shall maintain its existence as a Wisconsin corporation and continue to be duly qualified to transact business in the States of Wisconsin and Nebraska and all other jurisdictions in which such qualification is necessary.

                  (h) The Borrower shall permit representatives of the Bank to visit any of its properties and examine any of its books and records at any reasonable time and as often as may be reasonably desired and facilitate such inspection and examination. The Borrower shall permit the Bank to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of their respective officers and directors and with the Borrower's independent accountants.

                  (i) The Borrower shall include, or cause to be included, a reference to this Credit Agreement in all financial statements of the Borrower which are furnished to stockholders, financial reporting services, creditors and prospective creditors.

                  (j) The Borrower shall comply with all applicable Environmental Laws, and orders of regulatory and administrative authorities with respect thereto, and, without limiting the generality of the foregoing, promptly undertake and diligently pursue to completion appropriate and legally authorized containment, investigation and clean-up action in the event of any release of petroleum products or hazardous materials or substances on, upon or any real property owned, operated or within the control of the Borrower.

                  (k)      The Borrower shall notify the Bank as follows:

                           (1) As soon as possible and in any event within ten (10) days after the occurrence of any Default or Event of Default, notify the Bank in writing of such Default or Event of Default and set forth the details thereof and the action which is being taken or proposed to be taken by the Borrower with respect thereto.

                           (2) Unless prohibited by applicable Law, notify the Bank, and provide copies, promptly after receipt, of any notice, pleading, citation, indictment, complaint, order or decree from any federal, state or local government agency or regulatory body, or any other source, asserting or alleging a circumstance or condition that requires or may require a financial contribution by the Borrower or an investigation, clean-up, removal, remedial action or other response by or on the part of the Borrower under Environmental Laws or which seeks damages or civil, criminal or punitive penalties from or against the Borrower for an alleged violation of Environmental Laws; and provide the Bank with written notice of any condition or event which would make the warranty contained in Section 5(r) of this Agreement inaccurate, as soon as the Borrower becomes aware of such condition or event.

                  (l) Immediately after the Borrower learns of the occurrence of any event or condition described in Section 6(k)(2) of this Agreement, the Borrower shall, at the request of the Bank, undertake and, within a reasonable time thereafter, obtain an Environmental Assessment, at the Borrower's expense, and provide promptly to the Bank a written report of the results of such Environmental Assessment, which report shall recite that the Bank is entitled to rely thereon. Except as otherwise required by applicable Law or as may be reasonably necessary, in the opinion of the Bank, for evaluation and analysis by the Bank, any participating financial institution, or their attorneys, agents and consultants, any Environmental Assessment provided to the Bank pursuant to this Section 6(l) shall be treated as confidential and shall not be disclosed without the prior written consent of the Borrower.

                  (m) The Borrower shall not enter into any amendment, modification or supplement to the Bond Lease Agreement, the Building Lease or consent to any amendment, modification or supplement to the Indenture without the prior written consent of the Bank.

                  (n) The Borrower shall not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder, the Bond Lease Agreement, the Building Lease or the Borrower's Documents, or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

                  (o) The Borrower shall procure and maintain all necessary licenses, franchises, permits and other governmental authorizations necessary for the acquisition, operation and ownership of the Borrower's Facilities, including the Project, or operation of its business.

                  (p) The Borrower shall expeditiously complete the development and construction of the Project in a good and workmanlike manner and in compliance with all applicable statutes, ordinances and regulations, and any restrictions of record. The Borrower shall use the proceeds of the Bonds solely in payment of costs incurred in connection with the Project (including using up to 2% of the Bond proceeds to finance issuing expenses). The Borrower acknowledges and agrees that the consent of the Bank is required prior to any disbursement of monies on deposit under the construction funds established under the Indenture. The Bank may fail to consent to any requisition of Bond proceeds in the event that any Default or Event of Default has occurred and is continuing.

                  (q) The Borrower shall pay all reasonable expenses in connection with or arising out of the Project and the Letter of Credit, including, but not limited to, all hazard and liability insurance premiums, and all out-of-pocket expenses incurred by the Bank in connection with or arising out of this financing, including recording and filing fees and taxes, and reasonable attorneys' fees.

                  (r) The Borrower shall from time to time furnish the Bank reasonably satisfactory evidence of the Borrower's ability to pay for all costs of completing the Project, and if the estimated cost of completing the Project (and paying all other expenses required to be paid by the Borrower) exceeds the then-remaining Bond proceeds, the Borrower shall demonstrate to the satisfaction of the Bank the Borrower's ability to complete the Project.

                  (s) The maximum amount of Bond proceeds disbursed for construction of the addition and improvements shall not exceed $650,000. The maximum amount of Bond proceeds disbursed which is used to finance equipment shall not exceed $3,350,000 or 100% of the invoice amount of the equipment being acquired.

                  (t) Borrower shall pay principal payments on the Bonds in at least the following principal amounts on or before the date indicated in the table below. In the event that the Bonds do not have scheduled annual principal payments, the Borrower shall give to the Trustee and any other required Persons any necessary notice of optional redemption required under the Indenture in order to effect the required principal payments by the required dates. The Borrower shall pay principal payments on the Bonds in at least the following amounts on or before the dates indicated:

         To Be Paid On Or Before:           Required Principal Payment:
         -----------------------            --------------------------

                October 1, 1998                    $400,000
                October 1, 1999                     400,000
                October 1, 2000                     400,000
                October 1, 2001                     400,000
                October 1, 2002                     400,000
                October 1, 2003                     400,000
                October 1, 2004                     400,000
                October 1, 2005                     400,000
                October 1, 2006                     400,000
                October 1, 2007                     400,000

         Section 7. Conditions to Issuance of Letter of Credit. The obligation of the Bank to issue the Letter of Credit on the Issuance Date is subject to the condition precedent that the Bank shall have received all of the following, each duly executed and delivered on or before the Issuance Date, in form and substance satisfactory to the Bank:

         (a)      A copy of this Agreement properly executed by the Borrower.

         (b) Copies of the Security Agreement and Pledge Agreement properly executed by the Borrower.

         (c) Evidence as to due recording and filing with respect to the Security Agreement (and/or financing statements related thereto) in all offices necessary for the perfection of the lien and security interest of each such document.

         (d) Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required of the Borrower with respect to this Agreement, the Collateral Documents, the Bond Lease Agreement and the transactions contemplated hereby.

         (e) A certificate of the Secretary or President or Vice President of the Borrower as to (1) the incumbency and signature of the officers who have signed this Agreement, the Borrower's Documents and other documents provided for in connection herewith, (2) the adoption and continued effect of resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the Borrower's Documents and any other documents provided for in connection herewith together with a copy of the resolutions, and (3) the accuracy of a copy of the By-Laws of the Borrower attached thereto.

         (f) A copy of the Articles of Incorporation of the Borrower as amended to date, certified as true and correct by the Department of Financial Institutions of the State of Wisconsin as of a recent date.

         (g) Certificate of the Department of Financial Institutions of the State of Wisconsin as to the status of the Borrower as of a recent date.

         (h)      The Opinion of Borrower's Counsel.

         (i) Searches of the appropriate U.C.C. filing offices showing no security interests affecting any property of the Borrower other than Permitted Liens.

         (j) Signed copies of the Bond Lease Agreement and the Indenture and copies of all other closing documents executed and delivered in connection with the closing of the Bonds.

         (k)      An Officer's Certificate, in the form of Exhibit B hereto.

         (l) A construction cost breakdown schedule for the Project, including an itemized list of estimated costs.

         (m) Such additional supporting documents as the Bank may reasonably request.

                  In addition, on the Issuance Date, no Event of Default or Default shall have occurred.

         Section 8. Events of Default. "Event of Default" shall mean any one of the following:

         (a) Failure by the Borrower to pay (i) on any Borrower Payment Date the amount of any draft required to be honored by the Bank under the Letter of Credit except drafts presented to fund purchases of Bonds under the Indenture shall be reimbursed by the Borrower on the date on which the draft is presented to the Bank or as otherwise provided in Section 3(g) of this Credit Agreement with respect to reimbursement of drafts to fund Bond purchases or
(ii) any other amount due hereunder upon notification of the Borrower by the Bank; or

         (b) The Borrower shall default in the performance of any agreement, term, provision, condition or covenant required to be performed or observed by the Borrower under Section 6 of this Credit Agreement provided, however, that a failure to observe any covenant incorporated herein by reference pursuant to Section 6(a) of this Agreement shall not constitute an Event of Default hereunder unless such failure constitutes an "Event of Default" under the Oilgear Loan Agreement; or

         (c) The Borrower shall default in the performance or observance of any other covenant, condition or agreement in this Agreement or the Borrower's Documents or there shall be a default in the performance of any other Collateral Document and such default shall continue for a period of ten
(10) calendar days after written notice from the Bank to the Borrower specifying such default and requiring it to be remedied; or

         (d) Any final judgment shall be entered against the Borrower which, when aggregated with other final judgments against the Borrower, exceeds $100,000 in amount, and shall remain outstanding and unsatisfied, unbonded or unstayed after sixty (60) days from the date of entry thereof; provided that no final judgment shall be included in the calculation under this subsection to the extent that the claim underlying such judgment is covered by insurance and defense of such claim has been tendered to and accepted by the insurer without reservation; or

         (e) The Borrower or any Subsidiary defaults on any obligation for borrowed money (other than this Agreement or any indebtedness to the Bank) beyond any applicable grace period which, when added to other obligations for borrowed money with respect to which the Borrower or any Subsidiary has defaulted, exceeds the aggregate amount of $100,000; or

         (f) The Company or any Subsidiary defaults on any obligation for borrowed money owed to the Bank beyond any applicable grace period or there has occurred any Event of Default under the Oilgear Loan Agreement; or

         (g) If an event of default under the Indenture or Bond Lease Agreement or Building Lease shall occur; or

         (h) Should any representation or warranty made by the Borrower herein or in any Borrower's Document or in any document or financial statement delivered pursuant hereto or in connection with the Bond financing prove to have been false in any material respect as of the time when deemed made or given; or

         (i) If the Borrower or any Subsidiary shall (i) become insolvent or take or fail to take any action which action or failure to take action constitutes an admission of inability to pay debts as they mature, (ii) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets, (iii) become the subject of an "order for relief" within the meaning of the U.S. Bankruptcy Code, (iv) file a petition requesting an "order for relief" within the meaning of the U.S. Bankruptcy Code or otherwise file a petition in bankruptcy or for reorganization with respect to itself or to effect a plan or other arrangement with creditors, (v) file an answer to a creditor's petition, admitting the material allegations thereof, for an adjudication of bankruptcy or for reorganization or to effect a plan or other arrangement with creditors, (vi) apply to a court for the appointment of a receiver or custodian for any assets or properties, (vii) have a receiver or custodian appointed for any assets or properties with or without consent, and such receiver shall not be discharged within 60 days after appointment or (viii) have a petition in bankruptcy filed (or other commencement of a bankruptcy or similar proceeding shall have occurred) against the Borrower or any Subsidiary, under applicable bankruptcy, insolvency or similar laws as now or hereafter in effect and such petition shall not have been dismissed or stayed within 60 days after filing or if the Borrower or any Subsidiary shall adopt a plan of complete liquidation of its assets; or

         (j) The Security Agreement or the Pledge Agreement shall not be in full force and effect with respect to all property pledged thereunder.

         Section 9.  Remedies.

         (a) Upon the occurrence of an Event of Default, at the option of the Bank, the Bank, by notice to the Borrower, may (i) declare the aggregate amount of the Outstanding Credit and all other liabilities of the Borrower to the Bank under this Agreement immediately due and payable and demand payment of an amount equal to the largest draft which could then or thereafter be drawn under the Letter of Credit; provided, however, that such acceleration shall be automatic upon the occurrence of an Event of Default described in paragraph (i) of Section 8 above and no such declaration or demand by the Bank shall be required and/or (ii) provide notice of such Event of Default to the Trustee and instruct the Trustee to accelerate the Lease payments and indebtedness due under the Bond lease Agreement and the Indenture and call the Bonds for redemption.

         (b) Upon the occurrence of an Event of Default, the Bank may proceed to protect and enforce its rights hereunder or under the Collateral Documents or otherwise available to it under applicable law either by suit in equity or by action at law, or both, whether for specific performance of any covenant or agreement contained in this Agreement, the Collateral Documents, or in aid of the exercise of any power granted herein, or proceed to obtain judgment or any other relief whatsoever appropriate to the action or proceeding, or proceed to enforce any other legal or equitable right hereunder or thereunder. All powers and remedies given by this Agreement and the Collateral Documents are cumulative and not exclusive of any other powers or remedies available to the Bank, and no delay or omission in exercising any power or right shall operate as a waiver of any rights, and every power and remedy may be exercised from time to time as often as shall be deemed appropriate by the Bank.

         (c) If the Letter of Credit has expired and if all liabilities of the Borrower to the Bank hereunder and under the Oilgear Loan Agreement have been paid and satisfied, any excess amounts paid by the Borrower to the Bank hereunder and any amounts acquired by the Bank through pursuit of any remedies to it hereunder or under the Collateral Documents or under applicable law shall be returned by the Bank to the Borrower.

         Section 10.  General.

         (a) No delay on the part of the Bank in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any power or right. The fact that the Bank has not advised the Trustee that the amount available to be drawn under the Letter of Credit to pay interest on the Bonds has not been reinstated or that an Event of Default under this Credit Agreement has occurred as it is permitted to do pursuant to Section 1001(e) of the Indenture shall not constitute a waiver of such Event of Default by the Bank and the Bank may nevertheless exercise all its rights and pursue all its remedies hereunder notwithstanding the fact that the Bank has not given any such notice to the Trustee.

         (b) Any notice hereunder shall be in writing and, if mailed, shall be deemed to be given when sent by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows: if to the Borrower, The Oilgear Company, 2300 South 51st Street, Milwaukee, Wisconsin 53219, Attention: Thomas Price, and if to the Bank at 770 North Water Street, Milwaukee, Wisconsin 53202, Attention: David Braam. The Borrower and the Bank may, by written notice, received by the other, designate a further or different address for purposes of notice hereunder.

         (c) The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Bank (including the fees and out-of-pocket expenses of Quarles & Brady, counsel for the Bank in connection with the preparation, execution and delivery of this Agreement, the Letter of Credit, the Collateral Documents and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith including without limitation the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving the Borrower both before and after judgment. The Borrower further agrees to pay on demand all out-of-pocket costs and expenses (including attorneys' fees and legal expenses) and internal audit fees and accountants' fees incurred by the Bank in connection with the maintenance and enforcement of this Agreement, the Collateral Documents, or any other collateral security. In addition, the Borrower agrees to pay, and to save the Bank harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Collateral Documents, or the issuance of the Letter of Credit, or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith and the Borrower shall pay all such taxes, assessments and charges, including interest and penalties, and hereby indemnifies the Bank against any liability therefor. All obligations provided for in this Section 10(c) shall survive any termination of this Agreement.

         (d) This Agreement, the Letter of Credit, and the Collateral Documents have been, or will be, executed, delivered and issued by the Bank in the State of Wisconsin and shall be contracts made under and governed by the internal laws of the State of Wisconsin. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         (e) This Agreement shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer its rights under this Agreement without the prior written consent of the Bank.

         (f) The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision thereof.

         (g) Should the Trustee release the Bank from any further obligation under the Letter of Credit and if all other amounts owed by the Borrower to the Bank hereunder until such termination have been paid, then this Agreement shall terminate.

         (h) The Bank may, at any time and from time to time, grant to any bank or banks a participation in any part of this Agreement and the Letter of Credit. All of the representations, warranties and covenants of the Borrower in this Agreement are also made to any participant with the same force and effect as if expressly so made.

         Section 11. Indemnification. The Borrower indemnifies the Bank and its executive officers, directors and officials and each person, if any, who controls the Bank within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, against claims asserted against them if such claims arise out of or are based on (i) the assertion that the preliminary offering circular or the offering circular used in connection with the offering and sale of the Bonds contained, as of the date thereof, an alleged untrue statement of a material fact or an alleged omission to state any material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made, except to the extent that such statement or omission related to the Bank or financial information related to the Bank or (ii) the failure to register the Bonds under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, or to make any other required filings or registrations in connection with the offering or sale of the Bonds. This indemnity includes reimbursement for expenses reasonably incurred by an indemnified party in investigating the claim and in defending it if the Borrower declines to assume the defense.

         Within a reasonable time after the commencement of any action against an indemnified party in respect of which indemnity is to be sought against the Borrower, such indemnified party will notify the Borrower in writing of such action and the Borrower may assume the defense thereof, including the employment of counsel and the payment of all expenses. If the Borrower shall assume the defense of any such action, it shall not be liable to any indemnified party for any legal expenses incurred by such indemnified party in such action subsequent to the assumption of the defense thereof by the Borrower except, however, an indemnified party may retain its own counsel and still be indemnified for the costs and expenses of such counsel despite an assumption of the defense by the Borrower, if the Borrower's counsel is unable to represent the indemnified party due to a conflict of interest or the Borrower's counsel fails (by reason of delays, failure to assert defenses to which the indemnified party is entitled or otherwise) to adequately defend the action. The Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Borrower or if there is a final judgment for the plaintiff in any such action, the Borrower will indemnify and hold harmless any indemnified person from and against any loss or liability by reason of such settlement or judgment.

         The Borrower hereby indemnifies, agrees to defend and holds the Bank harmless from and against all loss, liability, damage and expense, including costs associated with administrative and judicial proceedings and reasonable attorneys' fees, suffered or incurred by the Bank on account of: (i) the Borrower's failure to comply with any Environmental Law, or any order of any regulatory or administrative authority with respect thereto; (ii) any release of petroleum products or hazardous materials or substances on, upon or into real property owned, operated or controlled by the Borrower; and (iii) any and all damage to natural resources or real property or harm or injury to Persons resulting or alleged to have resulted from any failure to comply or any release of petroleum products or hazardous materials or substances as described in clauses (i) and (ii) above.

         The Borrower hereby grants and licenses to the Bank full and complete access, for itself, its employees and representatives (including without limitation independent engineering consultants retained by the Bank), to the Facilities, and to the books and records of the Borrower relating to the Facilities, in order to conduct an Environmental Assessment from time to time as the Bank may deem reasonably necessary. The license granted by this paragraph is coupled with an interest and irrevocable. The Borrower shall reimburse the Bank for the costs and expenses associated with any Environmental Assessment obtained by the Bank under this paragraph. The Borrower and the Bank agree that there is no adequate remedy at law for the damage that the Bank might sustain for failure of the Borrower to permit the Bank to exercise and enjoy the license granted by this paragraph and, accordingly, the Bank shall be entitled at its option to the remedy of specific performance to enforce such license.

         The indemnity agreements contained in this Section shall survive delivery of the Bonds and the Letter of Credit and shall survive any investigation made by or on behalf of any indemnified party.

         SECTION 12. WAIVER OF RIGHT TO JURY TRIAL. THE BANK AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS CREDIT AGREEMENT OR ANY COLLATERAL DOCUMENTS OR WITH RESPECT TO THE TRANSACTION CONTEMPLATED HEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         Dated at Milwaukee, Wisconsin as of the date and year first above written.


                                        THE OILGEAR COMPANY


                                        By:           [SIG]
                                           -------------------------------
                                        Its Vice President of Finance and
                                             Secretary


                                        M&I MARSHALL & ILSLEY BANK


                                        By:           [SIG]
                                           -------------------------------
                                        Its Senior Vice President


                                        Attest:       [SIG]
                                               ---------------------------
                                        Its Vice President



This instrument was drafted by Attorney Ann M. Murphy, Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.